Exhibit 99.1
BILL Reports Fourth Quarter and Fiscal Year 2026 Financial Results

•FY26 Total Revenue was $1.7 Billion and Increased 13% Year-Over-Year
•FY26 Core Revenue was $1.5 Billion and Increased 16% Year-Over-Year
•Q4 Total Revenue Increased 14% Year-Over-Year
•Q4 Core Revenue Increased 16% Year-Over-Year

SAN JOSE, Calif.--(BUSINESS WIRE) – August 19, 2026 – BILL (NYSE: BILL), the financial operations platform trusted by nearly half a million businesses to manage, move, and maximize their money, today announced financial results for the fourth quarter and fiscal year ended June 30, 2026.

“Our results for the year demonstrate the durability of our business. We continue to see strong demand for BILL’s integrated platform, with increasing adoption of our AI capabilities,” said René Lacerte, BILL CEO and Founder. “The structural changes we’ve implemented position us well to develop and deliver AI-native solutions for the Fortune 5 million.”

“In Q4, we delivered 16% core revenue growth with strong non-GAAP profitability — demonstrating that growth and margin expansion are not a trade-off at BILL,” said Rohini Jain, BILL Chief Financial Officer. “We enter FY’27 on a clear path to meaningful GAAP profitability, with the focus, accountability, and alignment to sustain it.”

Financial Highlights for the Fourth Quarter of Fiscal 2026:

•Total revenue was $436.2 million, an increase of 14% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $400.5 million, an increase of 16% year-over-year. Subscription fees were $76.2 million, up 11% year-over-year. Transaction fees were $324.3 million, up 17% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $35.7 million.
•Gross profit was $356.2 million, representing an 81.7% gross margin, compared to $309.8 million, or an 80.8% gross margin, in the fourth quarter of fiscal 2025. Non-GAAP gross profit was $370.3 million, representing an 84.9% non-GAAP gross margin, compared to $322.7 million, or an 85.0% non-GAAP gross margin, in the fourth quarter of fiscal 2025.
•Operating loss was $34.3 million, compared to an operating loss of $22.3 million in the fourth quarter of fiscal 2025. Non-GAAP operating income was $101.6 million, compared to $56.4 million in the fourth quarter of fiscal 2025, an increase of 80% year-over-year.
•Net loss was $18.5 million, or $0.19 per share, basic and diluted, compared to a net loss of $7.1 million, or $0.07 per share, basic and diluted, in the fourth quarter of fiscal 2025. Non-GAAP net income was $94.0 million, or $0.84 per diluted share, compared to non-GAAP net income of $61.6 million, or $0.53 per diluted share in the fourth quarter of fiscal 2025.

Financial Highlights for Fiscal Year 2026:

•Total revenue was $1,653.2 million, an increase of 13% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $1,504.7 million, an increase of 16% year-over-year. Subscription fees were $293.5 million, up 8% year-over-year. Transaction fees were $1,211.2 million, up 18% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $148.4 million.
•Gross profit was $1,337.9 million, representing an 80.9% gross margin, compared to $1,190.5 million, or an 81.4% gross margin, in the prior fiscal year. Non-GAAP gross profit was $1,396.2 million, representing an 84.5% non-GAAP gross margin, compared to $1,242.7 million, or an 85.0% non-GAAP gross margin, in the prior fiscal year.
•Operating loss was $73.4 million, compared to an operating loss of $80.6 million in the prior fiscal year. Non-GAAP operating income was $323.7 million, compared to $239.5 million in the prior fiscal year, an increase of 35% year-over-year.
•Net loss was $11.2 million, or $0.11 per share, basic and diluted, compared to net income of $23.8 million, or $0.23 and $(0.07) per share, basic and diluted, respectively, in the prior fiscal year. Non-GAAP net income was $314.8 million, or $3.15 and $2.77 per basic and diluted share, respectively, compared to non-GAAP net income of $251.8 million, or $2.43 and $2.21 per basic and diluted share, respectively, in the prior fiscal year.

Business Highlights and Recent Developments:

•Served 479,300 businesses using our solutions as of the end of the fourth quarter.1
•Processed $98 billion in total payment volume in the fourth quarter, an increase of 14% year-over-year.
•Processed 37 million transactions during the fourth quarter, an increase of 14% year-over-year.
•As of June 30, 2026, 9.2 million BILL standalone network members have originated or received an electronic payment using our platform, an increase of 11% year-over-year.
•Welcomed Jonathan Leaf as Chief Revenue Officer to lead BILL’s global revenue organization, spanning sales, marketing, embedded partnerships, and customer experience.
•Repurchased approximately 8.4 million shares of BILL common stock in the fourth quarter for a total cost of approximately $300 million.

Financial Outlook

We are providing the following guidance for the fiscal first quarter ending September 30, 2026 and the full fiscal year ending June 30, 2027.

	Q1 FY27 Guidance	FY27 Guidance
Total revenue (millions)	$432.5 - $442.5	$1,807.0 - $1,857.0
Year-over-year total revenue growth	9% - 12%	9% - 12%
Core revenue (millions)	$398.0 - $408.0	$1,669.0 - $1,719.0
Year-over-year core revenue growth	11% - 14%	11% - 14%
Rewards expense (millions)	$92.5	$401.5
Non-GAAP operating income (millions)	$112.5 - $117.5	$421.0 - $451.0
Non-GAAP net income (millions)	$98.0 - $102.0	$370.5 - $394.5
Non-GAAP net income per diluted share	$0.96 - $1.00	$3.56 - $3.79

The outlook for non-GAAP net income and non-GAAP net income per diluted share includes a non-GAAP provision for income taxes of 20%. The outlook for non-GAAP net income per diluted share does not take any future repurchases of BILL shares into account, as the impact of such repurchases on a per diluted share basis is not reasonably estimable.

This quarter, we are additionally providing guidance for our rewards expense for the fiscal first quarter ending September 30, 2026 and the fiscal year ending June 30, 2027. We are providing such guidance in anticipation of a planned voluntary change in our revenue presentation, beginning with our quarterly report for the fiscal quarter ending September 30, 2026, pursuant to which we will net rewards expense directly from core revenue (and total revenue) rather than recording it as an operating expense under sales and marketing. We believe this presentation will better represent the economic substance of our Spend and Expense offering and will align with prevailing industry practice, facilitating better comparability of our financial results for investors. The total revenue and core revenue guidance above is presented before deducting rewards expense and does not reflect the planned change described here.

These statements are forward-looking and actual results may differ materially. Refer to the “Note on Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Refer to “Non-GAAP Financial Measures” below for additional information on our non-GAAP financial measures and to the reconciliation tables at the end of this press release for the reconciliation of GAAP and non-GAAP results. BILL has not provided a reconciliation of its non-GAAP operating income, non-GAAP net income or non-GAAP net income per diluted share guidance to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information
In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal fourth quarter and fiscal year 2026 results and our outlook for the fiscal first quarter ending September 30, 2026 and
1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

fiscal year ending June 30, 2027. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About BILL

BILL (NYSE: BILL) the intelligent finance platform trusted by nearly half a million businesses and their accountants to manage, move, and maximize their money. BILL powers businesses ranging from fast-moving startups to growing companies with complex operations. We use AI to deliver strategic finance capabilities in one integrated platform that includes AP, AR, expenses, forecasting, procurement and more. With a member network of more than 9 million, BILL’s platform processes ~1% of US GDP annually. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and software providers. For more information, visit bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, core revenue, rewards expense, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share for the fiscal first quarter ending September 30, 2026 and full fiscal year ending June 30, 2027, our expectations for GAAP profitability and stock-based compensation expense, our planned investments in fiscal year 2027, our revenue growth and profitability profile in future years, activity under our share repurchase program, including the timing, manner, amount, and impact of any repurchases, our expectations for the growth of demand for our platform and the expansion of our customers’ utilization of our services, our planned voluntary change in revenue presentation and the development, deployment and adoption of AI-enabled products and capabilities. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, significant political and regulatory developments or changes in trade policy, including government budget cuts, government shutdowns, the imposition of tariffs and other trade barriers, inflationary, recessionary, and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Cards and our invoice financing offering, our ability to attract new customers and convert trial customers into paying customers, our ability to develop, deploy, commercialize and realize expected benefits from AI agents and other AI-enabled tools, our ability to invest in our business and develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions, investments and other strategic transactions, changes to card network rules and interchange fee rates, our relationships with accounting firms, financial institutions and software providers, the global impacts of ongoing geopolitical conflicts, the actual and expected impacts of the above factors on the SMBs we serve and other risks detailed in the registration statements and periodic reports we file with the Securities and Exchange Commission (SEC), including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, basic and diluted, and free cash flow. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We exclude the following items from non-GAAP gross profit and non-GAAP gross margin:
•stock-based compensation and related payroll taxes

•depreciation and amortization

We exclude the following items from non-GAAP operating expenses and non-GAAP operating income:
•stock-based compensation and related payroll taxes
•depreciation and amortization
•restructuring
•acquisition and integration-related expenses
•professional advisory fees related to shareholders' activism

We exclude the following items from non-GAAP net income and non-GAAP net income per share:
•stock-based compensation expense and related payroll taxes
•depreciation and amortization
•restructuring
•acquisition and integration-related expenses
•professional advisory fees related to shareholders' activism
•gain on debt extinguishment
•amortization of debt discount and issuance costs
•non-GAAP provision for income taxes

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise, including our blended U.S. statutory tax rate.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.

Depreciation and amortization. We exclude depreciation and amortization from certain of our non-GAAP financial measures because we believe that excluding this non-cash charge provides meaningful supplemental information regarding operational performance. Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.

Restructuring. We exclude costs incurred in connection with formal restructuring plans and reductions-in-force from certain of our non-GAAP financial measures because these costs are atypical and would have not otherwise been incurred in the normal course of our business operations.

Professional advisory fees related to shareholders' activism. We exclude costs associated with incremental professional advisory fees incurred in connection with activist shareholders, as these costs are atypical and do not reflect costs incurred from our regular engagement with shareholders.

Gain on debt extinguishment. We exclude gain on debt extinguishment associated with our repurchases of certain of our outstanding convertible senior notes because we believe that excluding this non-cash gain provides better insight regarding our operational performance.

Amortization of debt discount and issuance costs. We exclude amortization of debt discount and issuance costs associated with our issuance of our convertible senior notes and credit arrangement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Non-GAAP provision for income taxes. Consists of assumed provision for income taxes based on the statutory tax rate taking into consideration the nature of the taxed item and the relevant taxing jurisdiction.

In addition, free cash flow is a non-GAAP measure defined as net cash provided by operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash that is generated, after incurring operating expenses, purchases of property and equipment and capitalization of internal-use software costs, for future operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in the ordinary course of business. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain strong balance sheets and invest in future growth.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this press release for the reconciliation of GAAP and non-GAAP results.

IR Contact:

Jack Andrews
investor@ir.bill.com

Press Contact:

Lauren Johns
pr@hq.bill.com

Source: BILL

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$1,031,053	$1,038,346
Short-term investments	906,456	1,180,110
Accounts receivable, net	30,995	32,341
Acquired card receivables, net	811,807	685,108
Prepaid expenses and other current assets	302,158	258,418
Funds held for customers	4,352,633	4,044,470
Total current assets	7,435,102	7,238,793
Non-current assets:
Operating lease right-of-use assets, net	47,821	56,086
Property and equipment, net	144,945	116,611
Intangible assets, net	162,146	222,805
Goodwill	2,396,509	2,396,509
Other assets	31,616	33,178
Total assets	$10,218,139	$10,063,982

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,637	$16,293
Accrued compensation and benefits	32,930	39,581
Deferred revenue	19,377	22,435
Other accruals and current liabilities	387,259	252,455
Borrowings from credit facilities	—	180,005
Convertible senior notes, net	123,057	33,421
Customer fund deposits	4,352,633	4,044,470
Total current liabilities	4,924,893	4,588,660
Non-current liabilities:
Deferred revenue	333	285
Operating lease liabilities	48,468	58,372
Borrowings from credit facilities	330,000	—
Convertible senior notes, net	1,383,066	1,501,044
Other long-term liabilities	777	1,581
Total liabilities	6,687,537	6,149,942
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	5,626,327	5,414,645
Accumulated other comprehensive income (loss)	(6,415)	10,197
Accumulated deficit	(2,089,312)	(1,510,804)
Total stockholders' equity	3,530,602	3,914,040
Total liabilities and stockholders' equity	$10,218,139	$10,063,982

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three months ended June 30,		Year ended June 30,
	2026	2025	2026	2025
Revenue
Subscription and transaction fees (1)	$400,482	$345,947	$1,504,749	$1,300,804
Interest on funds held for customers	35,704	37,402	148,411	161,766
Total revenue	436,186	383,349	1,653,160	1,462,570
Cost of revenue
Service costs (1)	67,825	63,172	265,808	229,805
Depreciation and amortization (2)	12,170	10,416	49,487	42,298
Total cost of revenue	79,995	73,588	315,295	272,103
Gross profit	356,191	309,761	1,337,865	1,190,467
Operating expenses
Research and development (1)	63,090	90,050	300,571	340,059
Sales and marketing (1)	158,331	148,098	616,211	543,711
General and administrative (1)	70,710	70,169	299,410	281,913
Provision for expected credit losses	13,503	15,785	71,056	72,749
Depreciation and amortization (2)	8,241	7,909	33,169	32,637
Restructuring (1)	76,569	—	90,895	—
Total operating expenses	390,444	332,011	1,411,312	1,271,069
Operating loss	(34,253)	(22,250)	(73,447)	(80,602)
Other income, net	14,226	19,180	63,316	111,012
Income (loss) before provision for income taxes	(20,027)	(3,070)	(10,131)	30,410
Provision for (benefit from) income taxes	(1,551)	4,004	1,110	6,611
Net income (loss)	$(18,476)	$(7,074)	$(11,241)	$23,799

Net income (loss) per share attributable to common stockholders:
Basic	$(0.19)	$(0.07)	$(0.11)	$0.23
Diluted	$(0.19)	$(0.07)	$(0.11)	$(0.07)
Weighted-average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	97,896	103,231	99,918	103,568
Diluted	97,896	103,231	99,918	103,912

(1) Includes stock-based compensation charged to revenue and expenses as follows (in thousands):

	Three months ended June 30,		Year ended June 30,
	2026	2025	2026	2025
Revenue - subscription and transaction fees	$607	$632	$2,449	$2,329
Cost of revenue - service costs	1,879	2,480	8,554	9,627
Research and development	13,192	27,338	92,456	107,603
Sales and marketing	4,749	9,211	32,752	39,992
General and administrative	17,774	20,100	78,082	82,981
Restructuring	14,579	—	15,485	—
Total stock-based compensation	$52,780	$59,761	$229,778	$242,532
(2) Depreciation and amortization does not include amortization of capitalized internal-use software costs paid in cash of $8.9 million and $33.9 million during the three and twelve months ended June 30, 2026, respectively, and $3.6 million and $14.5 million during the three and twelve months ended June 30, 2025, respectively, which are included in service costs and general and administrative in the condensed consolidated statements of operations.

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$(18,476)	$(7,072)	$(11,241)	$23,799
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	52,780	59,761	229,778	242,532
Amortization of intangible assets	15,165	15,165	60,659	61,925
Depreciation of property and equipment	5,246	3,160	21,997	13,010
Amortization of capitalized internal-use software costs paid in cash	8,858	3,561	33,896	14,508
Amortization of debt discount and issuance costs	1,608	1,459	6,434	4,739
Accretion of discount on investments in marketable debt securities	(4,749)	(7,590)	(23,893)	(37,000)
Accretion of discount on loans held for investment	(7,478)	(5,976)	(28,238)	(21,215)
Gain on debt extinguishment	—	—	—	(40,550)
Provision for expected credit losses on acquired card receivables and other financial assets	10,050	10,869	54,588	45,708
Provision for expected credit losses on loans held for investment	3,452	4,916	16,468	27,041
Non-cash operating lease expense	2,115	1,990	8,265	8,164
Other	(825)	(515)	124	395
Changes in assets and liabilities:
Accounts receivable	1,008	(5,740)	1,418	(4,458)
Prepaid expenses and other current assets	(8,264)	(8,780)	3,135	(26,986)
Other assets	1,093	19	1,167	8,417
Accounts payable	2,604	6,453	(5,871)	8,213
Other accruals and current liabilities	53,449	15,841	61,190	30,222
Operating lease liabilities	(2,439)	(2,225)	(9,950)	(9,412)
Other long-term liabilities	(2,250)	(2,215)	(1,084)	46
Deferred revenue	(1,961)	734	(3,010)	1,546
Net cash provided by operating activities	110,986	83,815	415,832	350,644
Cash flows from investing activities:
Purchases of corporate and customer fund short-term investments	(283,835)	(532,761)	(1,617,044)	(2,847,736)
Proceeds from maturities and sales of corporate and customer fund short-term investments	543,531	487,261	1,790,861	2,214,628
Purchase of intangible assets	—	—	—	(2,868)
Purchases of loans held for investment	(281,557)	(222,041)	(1,041,055)	(798,926)
Principal repayments of loans held for investment	284,594	223,218	1,051,637	787,513
Acquired card receivables, net	(3,388)	16,949	(150,032)	(129,439)
Purchases of property and equipment	(375)	(2,789)	(3,334)	(4,335)
Capitalization of internal-use software costs	(14,062)	(12,548)	(57,822)	(33,767)
Other	(371)	(878)	(1,809)	(2,460)
Net cash provided by (used in) investing activities	244,537	(43,589)	(28,598)	(817,390)

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	—	—	—	1,400,000
Cash paid for convertible senior notes issuance costs	—	—	—	(24,006)
Payments for repurchase and settlement of convertible senior notes	—	—	(33,463)	(539,403)
Purchase of capped calls	—	—	—	(92,960)
Customer fund deposits liability and other	344,664	380,539	285,549	318,683
Prepaid card deposits	(4,432)	(14,956)	27,125	28,517
Repurchase of common stock	(287,827)	(30,001)	(560,485)	(430,002)
Proceeds from line of credit borrowings	—	—	150,000	—
Cash paid for line of credit issuance costs	(811)	(1,721)	(811)	(1,721)
Proceeds from exercise of stock options	1,428	929	2,945	3,701
Tax withholdings related to net share settlements of equity awards	(11,652)	(1,424)	(55,616)	(7,840)
Proceeds from issuance of common stock under the employee stock purchase plan	7,273	6,251	11,921	11,553
Net cash provided by (used in) financing activities	48,643	339,617	(172,835)	666,522
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(193)	(109)	(50)	(290)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	403,973	379,734	214,349	199,486
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,361,260	3,171,150	3,550,884	3,351,398
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,765,233	$3,550,884	$3,765,233	$3,550,884
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents			$1,031,053	$1,038,346
Restricted cash included in other current assets			137,635	101,620
Restricted cash included in other assets			3,304	4,885
Restricted cash and restricted cash equivalents included in funds held for customers			2,593,241	2,406,033
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of year			$3,765,233	$3,550,884
Supplemental disclosure of cash flow information:
Cash paid for interest during the period			$18,963	$13,782
Cash paid for income taxes during the period			$1,108	$6,321
Noncash investing and financing activities:
Payable on purchases of property and equipment and internal-use software costs			$3,407	$5,234
Payable on purchases of acquired card receivables			$40,397	$9,213
Payable on repurchase of common stock			$9,998	$5,000
Payable on excise tax			$4,437	$2,653
Issuance and exercise of warrants			$—	$13,125

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Reconciliation of gross profit:
GAAP gross profit	$356,191	$309,761	$1,337,865	$1,190,467
Add:
Depreciation and amortization (1)	12,170	10,416	49,487	42,298
Stock-based compensation and related payroll taxes charged to cost of revenue	1,938	2,553	8,834	9,920
Non-GAAP gross profit	$370,299	$322,730	$1,396,186	$1,242,685
GAAP gross margin	81.7%	81.0%	80.9%	81.4%
Non-GAAP gross margin	84.9%	85.0%	84.5%	85.0%
_____________________________
(1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash of $7.8 million and $31.3 million during the three and twelve months ended June 30, 2026, respectively, and $3.6 million and $14.5 million during the three and twelve months ended June 30, 2025, respectively, which are included in service costs in the condensed consolidated statements of operations.

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Reconciliation of operating expenses:
GAAP research and development expenses	$63,090	$90,050	$300,571	$340,059
Less - stock-based compensation and related payroll taxes	(13,872)	(27,952)	(95,252)	(110,255)
Non-GAAP research and development expenses	$49,218	$62,098	$205,319	$229,804

GAAP sales and marketing expenses	$158,331	$148,098	$616,211	$543,711
Less - stock-based compensation and related payroll taxes	(4,928)	(9,382)	(33,646)	(40,801)
Non-GAAP sales and marketing expenses	$153,403	$138,716	$582,565	$502,910

GAAP general and administrative expenses	$70,710	$70,169	$299,410	$281,913
Less:
Stock-based compensation and related payroll taxes	(18,147)	(20,390)	(79,523)	(84,329)
Restructuring	—	—	—	92
Professional advisory fees related to shareholders' activism	—	—	(6,365)	—
Non-GAAP general and administrative expenses	$52,563	$49,779	$213,522	$197,676

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Reconciliation of operating loss:
GAAP operating loss	$(34,253)	$(22,250)	$(73,447)	$(80,602)
Add:
Depreciation and amortization (1)	20,411	18,325	82,656	74,935
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses (2)	38,885	60,277	217,255	245,305
Acquisition and integration-related expenses	—	—	—	—
Restructuring	76,569	—	90,895	(92)
Professional advisory fees related to shareholders' activism	—	—	6,365	—
Non-GAAP operating income	$101,612	$56,352	$323,724	$239,546
GAAP operating margin	(8)%	(6)%	(4)%	(6)%
Non-GAAP operating margin	23%	15%	20%	16%
_____________________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash of $8.9 million and $33.9 million during the three and twelve months ended June 30, 2026, respectively, and $3.6 million and $14.5 million during the three and twelve months ended June 30, 2025, respectively, which are included in service costs and general and administrative in the condensed consolidated statements of operations.
(2) Excludes stock-based compensation charged to Restructuring, shown separately below.

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Reconciliation of net income (loss):
GAAP net income (loss)	$(18,476)	$(7,074)	$(11,241)	$23,799
Add - GAAP provision for (benefit from) income taxes	(1,551)	4,004	1,110	6,611
Income (loss) before taxes	(20,027)	(3,070)	(10,131)	30,410
Add (less):
Depreciation and amortization (1)	20,411	18,325	82,656	74,935
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses (2)	38,885	60,277	217,255	245,305
Acquisition and integration-related expenses	—	—	—	—
Restructuring	76,569	—	90,895	(92)
Professional advisory fees related to shareholders' activism	—	—	6,365	—
Amortization of debt discount and issuance costs	1,608	1,459	6,434	4,739
Gain on debt extinguishment	—	—	—	(40,550)
Non-GAAP net income before non-GAAP tax adjustments	$117,446	$76,991	$393,474	$314,747
Non-GAAP provision for income taxes (3)	(23,489)	(15,398)	(78,695)	(62,949)
Non-GAAP net income	$93,957	$61,593	$314,779	$251,798
_____________________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash of $8.9 million and $33.9 million during the three and twelve months ended June 30, 2026, respectively, and $3.6 million and $14.5 million during the three and twelve months ended June 30, 2025, respectively, which are included in service costs and general and administrative in the condensed consolidated statements of operations.
(2) Excludes stock-based compensation charged to Restructuring, shown separately below.
(3) The non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted:
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.07)	$(0.11)	$0.23
Add - GAAP provision for income taxes	(0.02)	0.04	0.01	0.06
Income (loss) before taxes	(0.21)	(0.03)	(0.10)	0.29
Add (less):
Depreciation and amortization (1)	0.21	0.18	0.83	0.72
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.40	0.58	2.18	2.37
Restructuring	0.78	—	0.91	(0.00)
Professional advisory fees related to shareholders' activism	—	—	0.06	—
Amortization of debt discount and issuance costs	0.02	0.01	0.06	0.05
Gain on debt extinguishment	—	—	—	(0.39)
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, basic	$1.20	$0.75	$3.94	$3.04
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, diluted	$1.06	$0.66	$3.46	$2.76
Less - Non-GAAP provision for income taxes	(0.24)	(0.15)	(0.79)	(0.61)
Non-GAAP net income per share attributable to common stockholders, basic	$0.96	$0.60	$3.15	$2.43
Non-GAAP net income per share attributable to common stockholders, diluted	$0.84	$0.53	$2.77	$2.21
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash of $8.9 million and $33.9 million during the three and twelve months ended June 30, 2026, respectively, and $3.6 million and $14.5 million during the three and twelve months ended June 30, 2025, respectively, which are included in service costs and general and administrative in the condensed consolidated statements of operations.

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	97,896	103,231	99,918	103,568
Shares used to compute GAAP net income (loss) per share attributable to common stockholders, diluted	97,896	103,231	99,918	103,912
Shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	111,206	116,754	113,601	114,034

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three months ended June 30,		Year ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$110,986	$83,815	$415,832	$350,644
Purchases of property and equipment	(375)	(2,789)	(3,334)	(4,335)
Capitalization of internal-use software costs	(14,062)	(12,548)	(57,822)	(33,767)
Free cash flow	$96,549	$68,478	$354,676	$312,542

BILL HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL AND OPERATING METRICS
(Unaudited, in millions)

	Three Months Ended
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Revenue
Subscription fees	$65.8	$67.4	$67.7	$68.2	$68.8	$70.8	$72.1	$74.5	$76.2
Transaction fees	235.5	247.5	251.9	252.1	277.1	287.2	303.1	296.6	324.3
Total subscription and transaction fees (1)	301.3	314.9	319.6	320.3	345.9	358.0	375.1	371.1	400.5
Interest on funds held for customers (2)	42.4	43.5	42.9	37.9	37.4	37.7	39.5	35.4	35.7
Total revenue	$343.7	$358.5	$362.6	$358.2	$383.3	$395.7	$414.7	$406.6	$436.2

Revenue by solution
BILL AP/AR	$154.9	$162.3	$166.8	$163.8	$174.9	$178.6	$185.9	$183.2	$192.4
BILL Spend and Expense	126.4	132.6	133.9	137.9	150.6	157.3	166.5	167.2	184.6
Integrated Platform	281.3	294.9	300.7	301.7	325.5	335.9	352.3	350.4	377.0
Embedded Solutions and Other	20.0	20.1	18.9	18.6	20.4	22.1	22.8	20.7	23.5
Total subscription and transaction fees	$301.3	$314.9	$319.6	$320.3	$345.9	$358.0	$375.1	$371.1	$400.5
___________________
(1) The sum of subscription fees and transaction fees is also referred to as “Core Revenue” in this release.
(2) The interest on funds held for customers is also referred to as “Float Revenue” in this release.

	Three Months Ended
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Subscription fees
BILL AP/AR	$51.3	$53.1	$54.5	$55.2	$55.4	$56.1	$57.7	$60.9	$61.4
Embedded Solutions and Other	14.5	14.3	13.2	12.9	13.4	14.8	14.4	13.5	14.8
Total subscription fees	$65.8	$67.4	$67.7	$68.2	$68.8	$70.8	$72.1	$74.5	$76.2

Transaction fees
BILL AP/AR	$103.6	$109.1	$112.4	$108.5	$119.4	$122.5	$128.2	$122.3	$131.1
BILL Spend and Expense	126.4	132.6	133.9	137.9	150.6	157.3	166.5	167.2	184.6
Integrated Platform	230.0	241.8	246.2	246.4	270.1	279.8	294.7	289.5	315.6
Embedded Solutions and Other	5.5	5.8	5.7	5.7	7.0	7.4	8.4	7.1	8.7
Total transaction fees	$235.5	$247.5	$251.9	$252.1	$277.1	$287.2	$303.1	$296.6	$324.3

Supplemental Information
Rewards expense	$60.5	$62.1	$64.7	$68.4	$76.8	$81.3	$87.0	$85.3	$94.0
Rewards expense as a percentage of revenue from BILL Spend and Expense interchange fees	48%	47%	48%	50%	51%	52%	52%	51%	51%
___________________
“BILL AP/ARˮ and “BILL Spend and Expenseˮ exclude revenue contributed by customers referred through financial institutions
(“FI Channelˮ). “Embedded Solutions and Otherˮ include revenue contributed from the FI Channel, Invoice2go, and other solutions.

Note: Totals may not sum due to rounding.

	As of
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Businesses using solutions
BILL AP/AR customers	151,200	156,100	160,600	164,800	169,500	173,500	177,500	181,500	183,300
BILL Spend and Expense spending businesses	34,800	36,400	37,800	39,500	41,100	42,500	44,000	45,600	46,500
Integrated Platform	186,000	192,500	198,400	204,300	210,500	216,000	221,400	227,100	229,800
Embedded Solutions and Other customers	288,500	283,800	282,900	284,300	283,200	282,500	277,000	266,700	249,500
Total Businesses Using Solutions	474,600	476,200	481,300	488,600	493,700	498,500	498,500	493,800	479,300
___________________
“BILL AP/ARˮ and “BILL Spend and Expenseˮ exclude revenue contributed by customers referred through our FI Channel. “Embedded Solutions and Otherˮ includes revenue contributed from our FI Channel, Invoice2go, and other solutions.

Note: Totals may not sum due to rounding.

	Three Months Ended
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Total Payment Volume (TPV, in billions)
BILL AP/AR	$64.4	$67.7	$71.9	$66.9	$72.5	$74.7	$79.9	$73.9	$82.0
BILL Spend and Expense	4.8	5.1	5.2	5.3	5.8	6.2	6.5	6.6	7.1
Integrated Platform	69.2	72.8	77.1	72.3	78.4	80.9	86.4	80.5	89.0
Embedded Solutions and Other	6.7	7.1	7.4	7.1	7.8	8.4	8.7	8.2	9.2
Total Payment Volume	$75.9	$79.8	$84.5	$79.4	$86.1	$89.3	$95.1	$88.7	$98.2

Transactions processed (in millions)
BILL AP/AR	11.5	11.7	12.2	11.5	12.4	12.5	12.8	12.1	12.9
BILL Spend and Expense	14.8	15.3	16.1	16.5	18.5	18.8	19.8	19.5	21.8
Integrated Platform	26.3	27.0	28.3	28.0	30.9	31.3	32.6	31.6	34.7
Embedded Solutions and Other	1.6	1.6	1.7	1.8	2.0	2.0	2.1	2.4	2.7
Total Transactions	27.8	28.6	30.0	29.7	32.9	33.3	34.7	34.0	37.4
___________________
“BILL AP/ARˮ and “BILL Spend and Expenseˮ exclude revenue contributed by customers referred through our FI Channel. “Embedded Solutions and Otherˮ includes revenue contributed from our FI Channel, Invoice2go, and other solutions.

Note: Totals may not sum due to rounding.